COACH, INC. SAVINGS AND PROFIT SHARING PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64610 on Form S-8 of our report dated December 12, 2014, relating to the financial statements and supplemental schedule of the Coach, Inc. Savings and Profit Sharing Plan appearing in this Annual Report on Form 11-K of the Coach, Inc. Savings and Profit Sharing Plan for the year ended June 30, 2014.

/s/ Deloitte & Touche LLP

New York, New York
December 12, 2014